Exhibit 15

PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers LLP
Suite 3100
1300 S.W. Fifth Avenue
Portland OR 97201-5687
Telephone (503) 478 6000
Facsimile (503) 478 6099

February 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated February 14, 2000 on our review of interim financial information of PacifiCorp (the "Company") as of and for the period ended December 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in Registration Statement Nos. 33-51277, 33-54169, 33-57043, 33-58461, 333-10885, and
333-45851, all on Form S-8; Registration Statement No. 33-36239 on Form S-4; Registration Statement Nos. 33-62095 and 333-09115 on Form S-3; and Form
F-4 No. 333-77877.

Very truly yours,

PricewaterhouseCoopers LLP